Exhibit 99.1

 City National Corporation Reports Record First-Quarter 2005 Earnings
                 of $55.5 Million or $1.09 Per Share;
      Net Income and Earnings Per Share Both Increase 9 Percent

    LOS ANGELES--(BUSINESS WIRE)--April 20, 2005--City National Corporation (NYSE:CYN), parent company of wholly owned City National Bank, today reported net income of $55.5 million, or $1.09 per share, for the first quarter of 2005 compared with $50.9 million, or $1.00 per share, for the first quarter of 2004.

    HIGHLIGHTS

    -- Revenue for the first quarter of 2005 rose 11 percent over the same period a year ago and 5 percent over the fourth quarter of 2004.

    -- The net interest margin of 4.75 percent at March 31, 2005 represents a 21-basis-point increase over the December 31, 2004 net interest margin of 4.54 percent, and a 9-basis- point increase over the March 31, 2004 net interest margin of 4.66 percent.

    -- No provision for credit losses was recorded for the seventh consecutive quarter, a result of continued strong credit quality and an adequate current level of allowance for credit losses. Nonaccrual loans as of March 31, 2005 were $29.9 million, down 30 percent from March 31, 2004 and 14 percent from December 31, 2004.

    -- Average deposits and average core deposits were both up 10 percent for the first quarter of 2005 from the first quarter a year ago due to continued bank-wide growth. Average core deposits represented 92 percent of the total average deposit base for the first quarter of 2005.

    -- First-quarter average loans increased 9 percent from the same period last year to $8.6 billion.

    -- Average securities for the first quarter of 2005 were up 19 percent from the same period a year ago as deposit growth outpaced loan growth in 2004.

    "City National's strong first-quarter results reflect double-digit increases in revenue, deposits and wealth management fees, and meaningful growth in loans and our net interest margin. Further improvements in our strong credit quality, the absence of a provision for loan losses and a good economy in California were also significant factors in our organization's success this quarter," said Chief
Executive Officer Russell Goldsmith.




                                                      For the
Dollars in millions,           For the              three months
 except per share          three months ended    %     ended       %
                               March 31,       Change December  Change
                            2005       2004           31, 2004
----------------------- ---------- ---------- ------ ---------- ------
Earnings Per Share         $1.09      $1.00       9     $0.97      12
Net Income                  55.5       50.9       9      49.7      12
Average Assets          13,873.4   12,617.3      10  14,120.5      (2)
Return on Average
 Assets                     1.62 %     1.62 %     0      1.40 %    16
Return on Average
 Equity                    16.63      16.75      (1)    14.87      12


    The bank's prime rate was 5.75 percent as of March 31, 2005, an increase of 175 basis points over the same period last year.

    ASSETS

    Total assets at March 31, 2005 increased 5 percent to $13.9 billion from $13.2 billion at March 31, 2004, and decreased 2 percent from $14.2 billion at December 31, 2004 due to the runoff of federal funds sold as a result of the seasonal decline in deposits in the first quarter. Average assets for the first quarter of 2005 were higher than the first quarter of 2004, primarily due to an increase in average securities and loans.

    REVENUE

    Revenue (net interest income plus noninterest income) for the first quarter of 2005 increased 11 percent to $196.8 million compared with $177.5 million for the first quarter of 2004 due to higher net interest income and wealth management fees. Revenue was up 5 percent from the fourth quarter of 2004.

    NET INTEREST INCOME

    Fully taxable-equivalent net interest income reached $149.9 million in the first quarter of 2005, up 12 percent from $134.3 million for the same period last year. Compared to the fourth quarter of 2004, fully taxable-equivalent net interest income grew 1 percent from $148.8 million. The net interest margin was 9 basis points higher than the first quarter of 2004 and 21 basis points higher than the fourth quarter of 2004. Both higher yields and higher average interest-earning assets contributed to the increases in net interest income and the net interest margin from the same period last year. Higher yields are responsible for the increases from the fourth quarter of 2004.




                                                       For the
                              For the                three months
                        three months ended       %      ended      %
Dollars in millions           March 31,        Change  December Change
                            2005       2004           31, 2004
----------------------- ---------- ---------- ------ ---------- ------
Average Loans           $8,585.2   $7,886.3       9  $8,356.6       3
Average Securities       4,115.4    3,462.5      19   4,012.2       3
Average Earning Assets  12,798.5   11,601.9      10  13,039.6      (2)
Average Deposits        11,572.4   10,533.5      10  11,938.7      (3)
Average Core Deposits   10,628.3    9,621.2      10  11,074.4      (4)
Fully Taxable-Equivalent
 Net Interest Income       149.9      134.3      12     148.8       1
 Net Interest Margin        4.75 %     4.66 %     2      4.54 %     5


    Compared with the prior-year first-quarter averages, residential mortgage loans rose 17 percent, real estate construction loans rose 22 percent, commercial real estate mortgage loans rose 4 percent and commercial loans increased 2 percent. Compared with the prior quarter, average loans increased in all categories except installment loans.
    Period-end March 31, 2005 loans increased $91.3 million from December 31, 2004, reflecting growth in commercial lending and most real estate-related loan categories.
    Deposits at March 31, 2005 were $224.3 million, or 2 percent, lower than at December 31, 2004 due to seasonal runoff and the variability of our specialty deposit business.
    The company's "plain-vanilla" interest rate swaps, which are part of its long-standing asset-liability management strategy of hedging loans, deposits and borrowings, were $1.4 billion in notional value at March 31, 2005, which increased $0.3 billion and $0.1 billion, respectively, from the notional value at March 31, 2004 and December 31, 2004.

    NONINTEREST INCOME

    First-quarter 2005 noninterest income was 8 percent higher than the first quarter of 2004 due primarily to higher wealth management income. As a percentage of total revenue, noninterest income was 26 percent for both the first quarters of 2005 and 2004, and 22 percent for the fourth quarter of 2004.

    Wealth Management

    Trust and investment fees increased 25 percent over the first quarter of 2004 primarily due to higher balances under management or administration. Assets under management at March 31, 2005 increased 14 percent from the same period last year primarily due to new business, strong relative investment performance and higher market values. Increases in market values are reflected in fee income primarily on a trailing-quarter basis.






                                                    At or for the
                            At or for the           three months
                          three months ended    %     ended        %
Dollars in millions             March 31,     Change  December  Change
                              2005      2004          31, 2004
------------------------- --------- --------- ------ --------- ------

Trust and Investment Fee
 Revenue                     $19.4     $15.6     25     $19.3      1
Brokerage and Mutual Fund
 Fees                          9.9       8.7     13       9.9      0
Assets Under Management
 (1)                      16,378.8  14,339.3     14  16,185.2      1
Assets Under
 Administration           35,829.2  30,532.3     17  35,092.7      2


(1) Excludes $6,071, $3,591, and $4,227 million of assets under management for the CCM minority-owned asset managers as of March 31, 2005, March 31, 2004, and December 31, 2004, respectively



    Other Noninterest Income

    Cash management and deposit transaction fees for the first quarter of 2005 decreased 19 percent from the same period last year. Compared with the fourth quarter of 2004, first-quarter 2005 cash management and deposit transaction fees were essentially unchanged. Higher average deposit balances and a higher earnings credit rate contributed to the variance from the first quarter of last year.
    International service fees for the first quarter of 2005 fell 5 percent from the prior-year quarter and 10 percent from the fourth quarter of 2004 primarily due to pricing pressures.
    Other income for the first quarter of 2005 was 32 percent higher than the first quarter of 2004 and 16 percent higher than the fourth quarter of 2004 primarily due to higher participating mortgage loan fees.
    For the first quarter of 2005, the company recorded $0.3 million in gains on the sale of assets and securities, compared to $0.6 million in gains for the first quarter of 2004 and $7.7 million in losses for the fourth quarter of 2004. As previously disclosed, results for the fourth quarter of 2004 included an $8.2 million non-cash charge on certain perpetual fixed-rate preferred securities issued by government-sponsored entities.

    NONINTEREST EXPENSE

    First-quarter 2005 noninterest expense of $106.5 million was up 13 percent from $94.5 million for the first quarter of 2004, but down 1 percent from $107.5 million from the fourth quarter of 2004. The year-over-year increase was primarily related to higher staffing costs.
    Staffing expenses were 12 percent higher in the first quarter of 2005 compared with the first quarter of 2004 due to hiring of new colleagues as well as higher commissions and bonuses. Staffing expenses increased 9 percent over the fourth quarter of 2004 primarily due to higher commissions paid and seasonally higher payroll taxes.
    Professional fees for the first quarter of 2005 increased $2.6 million, or 43 percent, from the first quarter of 2004 for expenses related to compliance with the Sarbanes-Oxley Act, the Bank Secrecy Act, and the USA Patriot Act. Professional fees were down $2.6 million, or 23 percent, from the fourth quarter of 2004.
    As previously disclosed, City National Bank entered into a consent agreement with the Office of the Comptroller of the Currency on February 23, 2005 in connection with compliance with the Bank Secrecy Act and the USA Patriot Act, and paid a monetary assessment of $750,000 in the first quarter.
    For the first quarter of 2005, the efficiency ratio was 54.10 percent compared with 53.39 percent for the first quarter of 2004, and
56.69 percent for the fourth quarter of 2004.

    INCOME TAXES

    The first-quarter 2005 effective tax rate was 37.3 percent, compared with 37.4 percent for all of 2004. As previously reported, the California Franchise Tax Board has taken the position that certain real estate investment trust and registered investment company tax deductions shall be disallowed under California law adopted in the fourth quarter of 2003. While management continues to believe that the tax benefits realized in previous years were appropriate, the company deemed it prudent to participate in the statutory Voluntary Compliance Initiative-Option 2, requiring payment of all California taxes and interest on the disputed 2000-through- 2002 tax years, and permitting the company to claim a refund for these years while avoiding certain potential penalties. The company's strategic and financial positions remain unchanged from the previously reported period. The company's receivable related to the disputed taxes is $23.7 million, net of previously established reserves.

    CREDIT QUALITY

    The company, for the seventh consecutive quarter, made no provision for credit losses in the first three months of 2005. This was attributable to the continued strong credit quality of its portfolio, low level of net charge-offs, management's ongoing assessment of the credit quality of the portfolio, modest loan growth and an improving economic environment. Nonaccrual loans as of March 31, 2005 were $29.9 million, down 30 percent from March 31, 2004 and 14 percent from December 31, 2004.
    At March 31, 2005, the allowance for loan losses was $147.6 million or 1.72 percent of outstanding loans. The reserve for unfunded credit commitments was $12.9 million.








                                                    At or for the
                              At or for the          three months
Dollars in millions         three months ended         ended
                                 March  31,       %  December 31,  %
                               2005     2004    Change  2004    Change
---------------------------- -------- -------- ------ --------- ------
Provision For Credit Losses      $-       $-     N/M       $-     N/M
Net Loan Recoveries/(Charge-
 Offs)                          0.2     (0.9)    125        -     N/M
Annualized Percentage of
 Recoveries/
(Charge-offs) to Average
 Loans                         0.01 %  (0.05)%   120        -     N/M
Nonperforming Assets          $29.9    $42.7     (30)   $34.6     (14)
Percentage of Nonaccrual
 Loans and ORE to Total Loans
 and ORE                       0.35 %   0.54 %   (35)    0.41 %   (15)
Allowance for Loan Losses    $147.6   $154.5      (4)  $148.6      (1)
Reserve for Off-Balance
 Sheet Credit Commitments     $12.9    $10.6      22    $11.8      10
Percentage of Allowance for
 Loan Losses to Outstanding
 Loans                         1.72 %   1.94 %   (11)    1.75 %    (2)
Percentage of Allowance for
 Loan Losses to Nonaccrual
 Loans                       493.37   361.54      36   428.92      15


    OUTLOOK

    Based on current economic conditions and business indicators, management continues to expect the growth of earnings per share for 2005 to be approximately 11 percent to 14 percent higher than earnings per share for 2004.

    CAPITAL LEVELS

    Total risk-based capital and Tier 1 risk-based capital ratios at March 31, 2005 were 15.27 percent and 11.69 percent, compared with the minimum "well capitalized" capital ratios of 10 percent and 6 percent, respectively. The company's Tier 1 leverage ratio at March 31, 2005 was 8.12 percent. Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at December 31, 2004 were 15.11 percent, 11.51 percent and 7.83 percent, respectively.
    Shareholders' equity to assets as of March 31, 2005 was 9.5 percent compared to 9.4 percent as of March 31, 2004 and 9.5 percent as of December 31, 2004.
    The accumulated other comprehensive loss at March 31, 2005 was $43.3 million compared with income of $32.2 million at March 31, 2004 and a loss of $1.4 million at December 31, 2004. The average duration of total available-for-sale securities at March 31, 2005 was 3.5 years compared to 3.0 years at December 31, 2004 and 3.1 years at March 31, 2004.

    STOCK OPTIONS

    On April 14, 2005 the Securities and Exchange Commission announced a new rule delaying the implementation of Statement of Financial Accounting Standards No. 123R, Share-Based Payment. The Commission's new rule allows companies to implement Statement No. 123R at the start of their next fiscal year which begins after June 15, 2005. City National will comply with the requirements of Statement No. 123R as of January 1, 2006.

    STOCK REPURCHASE

    During the first quarter of 2005, the company repurchased 495,500 of outstanding shares at an average cost of $69.36. The company has board authorization to repurchase 514,000 additional shares as of March 31, 2005. There were 1,334,703 treasury shares at March 31, 2005.

    CONFERENCE CALL

    City National Corporation will host a conference call this afternoon to discuss results for the first quarter of 2005. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 800-8652 and enter pass code 59502398. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com. There, it will be archived and available for 12 months.

    ABOUT CITY NATIONAL

    City National Corporation is a financial services company with $13.9 billion in total assets. Its wholly owned subsidiary, City National Bank, is California's Premier Private and Business Bank(R). The bank provides banking, investment, and trust services through 52 offices, including 12 full-service regional centers, in Southern California, the San Francisco Bay Area and New York City. The company and its affiliates manage or administer more than $35.8 billion in client trust and investment assets, including more than $16.3 billion under management.
    In 2005, the company will open four new offices in Southern
California.
    For more information about City National, visit the company's Website at cnb.com.

    This news release contains forward-looking statements about the company for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.
    Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include
(1) the unknown economic impact of state budget issues, (2) changes in interest rates, (3) significant changes in banking laws or regulations, (4) the costs of complying with Anti-Money Laundering and USA Patriot Act requirements, (5) increased competition in the company's markets, (6) other-than-expected credit losses due to real estate cycles or other economic events, (7) earthquake or other natural disasters affecting the condition of real estate collateral,
(8) the effect of acquisitions and integration of acquired businesses, and (9) the impact of changes in regulatory, judicial, or legislative tax treatment of business transactions. Management cannot predict at this time the extent of the economic recovery, and a slowing or reversal could adversely affect our performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in deposit interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings.
    For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year-ended December 31, 2004, and particularly the section of Management's Discussion and Analysis therein titled "Cautionary Statement for Purposes of the 'Safe Harbor' Provisions of the Private Securities Litigation Reform Act of 1995."



CITY NATIONAL CORPORATION
----------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET (unaudited)
(Dollars in thousands, except per share amount)
----------------------------------------------------------------------


                                 March 31,                December 31,
                       -----------------------------------
                              2005         2004  % Change        2004
                       ------------ ------------ ---------------------
Assets
    Cash and due from
     banks                $386,999     $472,541       (18)   $240,492
    Federal funds
     sold                  190,000      519,000       (63)    427,000
    Due from banks -
     interest bearing       36,982       34,570         7     236,362
    Securities           4,056,459    3,651,722        11   4,190,176
    Loans (net of
     allowance for
     loan
       losses of
        $147,607;
        $154,498 and
        $148,568)        8,437,856    7,813,141         8   8,345,619
    Other assets           809,742      740,124         9     791,864
                       ------------ ------------          ------------
       Total assets    $13,918,038  $13,231,098         5 $14,231,513
                       ============ ============          ============

Liabilities and
 Shareholders' Equity
    Noninterest-
     bearing deposits   $6,069,061   $5,525,627        10  $6,026,428
    Interest-bearing
     deposits            5,693,563    5,609,050         2   5,960,487
                       ------------ ------------          ------------
       Total
        deposits        11,762,624   11,134,677         6  11,986,915
    Federal funds
     purchased and
     securities sold
       under
        repurchase
        agreements         155,645       88,063        77     204,654
    Other short-term
     borrowed funds            125       50,125      (100)        125
    Subordinated
     debt                  280,068      300,758        (7)    288,934
    Other long-term
     debt                  224,829      239,804        (6)    230,416
    Reserve for off-
     balance sheet
     credit
     commitments            12,944       10,574        22      11,751
    Other liabilities
     / minority
     interest              161,620      167,167        (3)    160,183
                       ------------ ------------          ------------
       Total
        liabilities     12,597,855   11,991,168         5  12,882,978
    Shareholders'
     equity
       Common stock,
        paid-in capital,
        retained earnings,
        treasury shares
       and deferred equity
        compensation     1,363,471    1,207,693        13   1,349,887
       Accumulated
        other
        comprehensive
        income (loss)      (43,288)      32,237      (234)     (1,352)
                       ------------ ------------          ------------
       Total
        shareholders'
        equity           1,320,183    1,239,930         6   1,348,535
                       ------------ ------------          ------------
    Total liabilities
     and
     shareholders'
     equity            $13,918,038  $13,231,098         5 $14,231,513
                       ============ ============          ============

    Book value per
     share                  $26.97       $25.54         6      $27.39

    Number of shares
     at period end      48,957,992   48,553,409         1  49,237,756




CONSOLIDATED STATEMENT OF INCOME (unaudited)
(Dollars in thousands, except per share amount)
-------------------------------------------------------------------


                                For the three months
                                        ended
                                       March 31,
                               ----------------------------------
                                     2005        2004  % Change
                               ----------- ----------- ----------
Interest income                  $167,650    $143,797        17
Interest expense                  (21,224)    (12,825)       65
                               ----------- -----------
Net interest income               146,426     130,972        12
Provision for credit losses             -           -         -
                               ----------- -----------
Net interest income after
 provision for credit losses      146,426     130,972        12
Noninterest income                 50,358      46,570         8
Noninterest expense              (106,504)    (94,531)       13
Minority interest                  (1,811)     (1,600)       13
                               ----------- -----------
Income before taxes                88,469      81,411         9
Income taxes                      (33,008)    (30,513)        8
                               ----------- -----------
Net income                        $55,461     $50,898         9
                               =========== ===========
Net income per share, diluted       $1.09       $1.00         9
                               =========== ===========
Dividends paid per share            $0.36       $0.32        13
                               =========== ===========

Shares used to compute per
 share net income, diluted     51,030,470  50,679,109


CITY NATIONAL CORPORATION
-------------------------------------------------------------------
SELECTED FINANCIAL INFORMATION  (unaudited)
(Dollars in thousands)
-------------------------------------------------------------------


                                For the three months
                                        ended
                                       March 31,
                               ----------------------------------
                                     2005        2004  % Change
                               ----------- ----------- ----------
Average Balances
Loans
      Commercial               $3,236,444  $3,172,149         2
      Commercial real estate
       mortgage                 1,876,720   1,807,549         4
      Residential mortgage      2,285,759   1,952,305        17
      Real estate
       construction               829,702     678,479        22
      Equity lines of credit      265,417     194,184        37
      Installment                  91,159      81,667        12
                               ----------- -----------
              Total loans      $8,585,201  $7,886,333         9
                               =========== ===========

Securities                     $4,115,383  $3,462,547        19
Due from banks - interest
 bearing                           64,917      78,348       (17)
Interest-earning assets        12,798,505  11,601,877        10
Assets                         13,873,392  12,617,328        10
Core deposits                  10,628,289   9,621,156        10
Deposits                       11,572,401  10,533,471        10
Shareholders' equity            1,352,472   1,222,017        11

Noninterest income
      Trust and investment
       fees                       $19,437     $15,588        25
      Brokerage and mutual
       fund fees                    9,868       8,726        13
      Cash management and
       deposit transaction
       fees                         9,010      11,098       (19)
      International services        4,888       5,126        (5)
      Bank owned life
       insurance                      864         831         4
      Other                         6,013       4,572        32
                               ----------- -----------
              Subtotal -
               core                50,080      45,941         9
      Gain (loss) on sale of
       loans and assets/debt
       repurchase                      23           -       N/M
      Gain (loss) on sale or
       writedown of
       securities                     255         629       (59)
                               ----------- -----------
              Total               $50,358     $46,570         8
                               =========== ===========

Total revenue                    $196,784    $177,542        11
                               =========== ===========

Noninterest expense
      Salaries and employee
       benefits                   $66,632     $59,676        12
                               ----------- -----------
      All Other
      Net occupancy of
       premises                     7,616       7,308         4
      Professional                  8,714       6,106        43
      Information services          5,166       4,522        14
      Depreciation                  3,615       3,228        12
      Marketing and
       advertising                  3,574       3,507         2
      Office services               2,489       2,419         3
      Amortization of
       intangibles                  1,441       1,759       (18)
      Equipment                       549         765       (28)
      Other operating               6,708       5,241        28
                               ----------- -----------
              Total all
               other               39,872      34,855        14
                               ----------- -----------
              Total              $106,504     $94,531        13
                               =========== ===========

Selected Ratios
For the Period
      Return on average
       assets                        1.62 %      1.62 %       -
      Return on average
       shareholders' equity         16.63       16.75        (1)
      Efficiency ratio  (1)         54.10       53.39         1
      Dividend payout ratio         32.02       30.71         4

Period End
      Tier 1 risk-based
       capital ratio                11.69       10.65        10
      Total  risk-based
       capital ratio                15.27       14.41         6
      Tier 1 leverage ratio          8.12        7.60         7

(1) The efficiency ratio is defined as noninterest expense excluding ORE expense divided by total revenue (net interest income on a fully tax-equivalent basis and noninterest income).



CITY NATIONAL CORPORATION
----------------------------------------------------------------------
SELECTED FINANCIAL INFORMATION  (unaudited)
(Dollars in thousands)
----------------------------------------------------------------------


Period end                  March 31,                     December 31,
                  ------------------------------------
                         2005         2004  % Change             2004
                  ------------ ------------ ----------    ------------
Loans
   Commercial      $3,205,776   $3,163,312         1       $3,158,369
   Commercial
    real estate

    mortgage        1,919,788    1,807,591         6        1,892,823
   Residential
    mortgage        2,323,879    1,977,952        17        2,248,742
   Real estate
    construction      772,000      741,637         4          847,364
   Equity lines
    of credit         274,735      197,269        39          255,194
   Installment         89,285       79,878        12           91,695
                  ------------ ------------               ------------
      Total
       loans       $8,585,463   $7,967,639         8       $8,494,187
                  ============ ============               ============


Deposits
   Noninterest-
    bearing        $6,069,061   $5,525,627        10       $6,026,428
   Interest-
    bearing,
    core            4,791,619    4,760,018         1        5,027,638
                  ------------ ------------               ------------
      Total
       core
       deposits    10,860,680   10,285,645         6       11,054,066
   Time deposits
    - $100,000
    and over          901,944      849,032         6          932,849
                  ------------ ------------               ------------
      Total
       deposits   $11,762,624  $11,134,677         6      $11,986,915
                  ============ ============               ============


                               For the three
                                months ended
                                 March 31,
                            ------------------------------
                                2005      2004  % Change
                            --------- --------- ----------
Yields and Rates for the
 Period
     Loans                      5.97 %    5.47 %       9
     Securities                 4.37      4.58        (5)
     Interest-earning
      assets                    5.42      5.10         6
     Interest-bearing
      deposits                  1.05      0.71        48
     Other borrowings           3.53      1.97        79
     Total interest
      bearing liabilities       1.29      0.83        55
     Net interest margin        4.75      4.66         2



                                 March 31,                December 31,
                            ------------------------------
                                2005      2004  % Change         2004
                            --------- --------- ----------    --------
Credit Quality
     Nonaccrual loans and
      ORE
      Nonaccrual loans       $29,918   $42,733       (30)     $34,638
      ORE                          -         -         -            -
                            --------- ---------               --------
     Total nonaccrual
      loans and ORE          $29,918   $42,733       (30)     $34,638
                            ========= =========               ========

     Total nonaccrual loans
      and ORE to total
      loans and ORE             0.35      0.54       (35)        0.41

     Loans past due 90
      days or more on
      accrual status            $807    $5,057       (84)        $142
                            ========= =========               ========


                                For the three
                                 months ended
                                  March 31,
                            ------------------------------
                                2005      2004  % Change
                            --------- --------- ----------
Allowance for Loan Losses
Beginning balance           $148,568  $156,015        (5)
     Provision for credit
      losses                  (1,193)     (603)       98
     Charge-offs              (3,506)   (4,349)      (19)
     Recoveries                3,738     3,435         9
                            --------- ---------
      Net
       recoveries/(charge-
       offs)                     232      (914)      125
                            --------- ---------
Ending Balance              $147,607  $154,498        (4)
                            ========= =========


Reserve for Off-Balance
 Sheet Credit Commitments
Beginning balance            $11,751    $9,971        18
     Provision                 1,193       603        98
                            --------- ---------
Ending Balance               $12,944   $10,574        22
                            ========= =========

Total net
 recoveries/(charge-offs)
 to average loans
 (annualized)                   0.01     (0.05)      120

Allowance for loan losses
 to total loans                 1.72      1.94       (11)
Allowance for loan losses
 to nonaccrual loans          493.37    361.54        36




    CONTACT: City National
             Financial/Investors:
             Christopher J. Carey, 310-888-6777
             Media:
             Cary Walker, 213-833-4715